Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

•	Condensed Consolidated Pro Forma Unaudited Balance Sheet as of December 31, 2014

•	Condensed Consolidated Pro Forma Unaudited Statement of Operation and Comprehensive Income for the year ended December 31, 2014

•	Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

On February 19, 2015, Orbital Tracking Corp., a Nevada corporation (“Orbital” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”).

Under the terms of the Agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536 (the “Note”).  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

In addition, on February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL, was appointed President of Orbital Satcom Corp., the Company’s other wholly owned subsidiary (“Orbital Satcom”).  Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company.

As a result of the recapitalization and change in control, GTCL is the acquiring entity in accordance with ASC 805, Business Combinations. The accumulated earnings of GTCL will be carried forward after the completion of the Merger. Operations prior to the Agreement will be those of GTCL.

The unaudited condensed combined pro forma statements of operations gives effect to the acquisition as if the transaction had taken place on January 1, 2014 and combines GTCL’s and Orbital’s condensed statement of operations for the year ended December 31, 2014. The unaudited condensed combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on December 31, 2014 and combines GTLC’s and Orbital’s condensed balance sheets as of December 31, 2014.

The unaudited pro forma combined statement of operations is presented for illustrative purposes only and, therefore, is not necessarily indicative of the operating results that might have been achieved had the transaction occurred as of an earlier date, nor is it necessarily indicative of the operating results that may be achieved in the future. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the Acquisition.

The unaudited pro forma combined statement of operations, including the notes thereto, should be read in conjunction with Orbital’s audited historical consolidated financial statements for the years ended December 31, 2014 and 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as GTCL’s audited financial statements for the years ended December 31, 2014 and 2013 included in Exhibit 99.1 to this Form 8-K.

The acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for GTCL, we may engage a third party independent valuation specialist; however as of the date of this report, the valuation has not been undertaken. During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations to be completed by June 30, 2015.

The pro forma adjustments do not reflect the amortization of intangible assets acquired, if any, in the acquisition.

ORBITAL TRACKING CORP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014
(unaudited)

	Company as Reported	Global Telesat Communications Ltd	Pro Forma	Pro Forma
	(12/31/14)	(12/31/14)	Adjustments	Consolidated
ASSETS

Current Assets	$317,769	$384,034	$(375,000)	$326,803
Property and Equipment	-	58,413	-	58,413
Goodwill and Intangible Assets. net	-	-	4,943,165	4,943,165
Other Long Term Assets	2,237,455	-	-	2,237,455
Total Assets	2,555,224	442,447	4,568,165	7,565,836

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities	$696,959	$388,076	$122,536	$1,207,571
Stockholders' Equity	1,858,265	54,371	4,445,629	6,358,265
Total Liabilities and Stockholders' Equity	2,555,224	442,447	4,568,165	7,565,836

ORBITAL TRACKING CORP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2014
(unudited)

	Company as Reported	Global Telesat Communications Ltd	Pro Forma	Pro Forma
	(12/31/14)	(12/31/14)	Adjustments	Adjustments
Revenue	$8,410	$2,420,645	$-	$2,429,055
Cost of goods sold	202	1,739,388	-	1,739,590
Gross Profit	8,208	681,257	-	689,465

Operating expenses	426,650	660,667	-	1,087,317
Acquisition related expenses			84,778	84,778

Loss from Operations	(418,442)	20,590	(84,778)	(482,630)

Other Income (Loss)	7,006	(7,325)	-	(319)

Income (Loss) before Provision of Income Tax	(411,436)	13,265	(84,778)	(482,949)
Less Provision of Income Tax	-	(6,773)	-	(6,773)

Net Income (Loss)	$(411,436)	$6,492	$(84,778)	$(489,722)

Preferred deemed dividend	(133,274)	-	-	(133,274)

Net Income (Loss) available to Stockholders	$(544,710)	$6,492	$(84,778)	$(622,996)

Net Loss Per Common Share:
Basic and Diluted	$(0.13)			$(0.09)

Weighted Average Shares Outstanding:
Basic and Diluted	4,093,598			6,633,598

ORBITAL TRACKING CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Financial Information.

The Pro forma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of the Company and GTCL as if the Share Exchange Agreement had occurred as of December 31, 2014 for the pro forma condensed consolidated balance sheet and to give effect to the Agreement by the Company , as if the  transaction had taken place at January 1, 2014 for the pro forma condensed consolidated statement of income for the year ended December 31, 2014.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of December 31, 2014 and the pro forma condensed consolidated statement of operations for the  year ended  December 31, 2014, respectively.

(1)
To record the issuance of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536 in exchange for the all of the issued and outstanding equity interests in GTCL.

(2)	To record acquisition related expenses, legal and professional fees of $84,778.